UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
January 24, 2014
Wal-Mart Stores, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street
Bentonville, Arkansas 72716
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code:
(479) 273-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) As previously reported by Wal-Mart Stores, Inc. (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 10, 2013 (the “Initial Form 8-K”), on December 9, 2013, David Cheesewright was appointed Executive Vice President, President and Chief Executive Officer of the Company’s International division, effective February 1, 2014. As noted in the Initial Form 8-K, Mr. Cheeswright’s compensation in connection with his new position had not been determined at the time of the filing of the Initial Form 8-K. This Current Report on Form 8-K/A is being filed as an amendment to the Initial Form 8-K to provide information regarding Mr. Cheesewright’s compensation in connection with his new position.
On January 24, 2014, the Compensation, Nominating and Governance Committee (the “CNGC”) of the Company’s Board of Directors approved the terms of Mr. Cheesewright’s compensation in connection with his new position. Effective February 1, 2014, Mr. Cheesewright will receive an annual salary of approximately $1,150,000, subject to annual adjustment, to be paid in Canadian dollars. Mr. Cheesewright will also be eligible for an annual cash incentive under the Company’s Management Incentive Plan (the “MIP”), based on performance criteria to be established by the CNGC. For the Company’s fiscal year ending January 31, 2015 (“fiscal 2015”), Mr. Cheesewright’s target cash incentive payment under the MIP will be 240% of his base salary, with a maximum possible payout of 300% of his base salary.
Mr. Cheesewright will also be eligible to receive an annual equity award, generally consisting of a combination of restricted stock units and performance share units. As part of Mr. Cheesewright’s annual equity award, on January 24, 2014, the CNGC approved an annual award of 20,156 restricted stock units of Company common stock, par value $0.10 per share (“Common Stock”), which will vest on approximately the third anniversary of the date of grant, provided that Mr. Cheesewright continues to be employed by the Company through that vesting date. Also on January 24, 2014, as part of Mr. Cheesewright’s annual equity award, the CNGC approved an award of 60,468 performance share units, which provide the right to receive shares of Common Stock if certain performance goals to be established by the CNGC are achieved over a three-year performance period, provided also that Mr. Cheesewright remains employed by the Company over this three-year period. On January 24, 2014, Mr. Cheesewright also received two additional awards of performance share units in connection with his promotion. The first additional award of performance share units consisted of 38,634 performance share units and will vest on January 31, 2015, assuming certain performance goals to be established by the CNGC are achieved. The second additional award of performance share units consisted of 43,808 performance share units and will vest on January 31, 2016, assuming certain performance goals to be established by the CNGC are achieved. In connection with his appointment, Mr. Cheesewright also received a one-time cash payment in the amount of $2,000,000 related to his transition to a position based in the United States and the elimination of certain allowances and tax equalization associated with his prior expatriate positions.

Item 9.01 Financial Statements and Exhibits.
None
 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 29, 2014

WAL-MART STORES, INC.

By:	/s/Gordon Y. Allison
Gordon Y. Allison
Vice President and General Counsel, Corporate

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